UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

STAR ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-29323	87-0643634
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

317 Madison Avenue, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 500-5006

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 14, 2009, we received a waiver and consent agreement, dated December 31, 2008, from the holders of our outstanding 8% secured convertible debentures, in which the debenture holders, among other things, deferred until January 1, 2010 the quarterly interest that would otherwise have been due on January 1, 2009 and waived any late fees that would otherwise have been due as a result of the non-payment of interest on January 1, 2009.  In consideration therefor, we have agreed to pay a premium of $12,000 on January 1, 2010.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None

(b)	Pro Forma Financial Information: None

(c)	Exhibits:

Exhibit No.	Description

4.1	Waiver and Consent, dated December 31, 2008, between Star Energy Corporation and Enable Capital Management and affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION

Date: January 15, 2009	By:	/s/ Michael Kravchenko
Michael Kravchenko
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Waiver and Consent, dated December 31, 2008, between Star Energy Corporation and Enable Capital Management and affiliates.